UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2008

MABCURE INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-141131

(Commission File Number)

20-4907822

(IRS Employer Identification No.)

3702 South Virginia Street, #G12-401, Reno, Nevada 89502

(Address of principal executive offices and Zip Code)

(60)1-4327-4470

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On June 27, 2008, we closed a private placement consisting of 1,300,000 units of our securities (the “Units”) at a price of US$1.00 per Unit for aggregate proceeds of US$1,300,000. Each Unit consists of: (i) one share in the common stock of the Company, (ii) one common stock purchase warrant exercisable at a price of US$1.25 per share for a period of one year from the date of closing and (iii) one common stock purchase warrant exercisable at a price of US$1.25 per share for a period of two years from the closing date.

We issued the Shares to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

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Item 9.01.	Financial Statements and Exhibits

10.1	Form of Private Placement Subscription Agreement

99.1	News Release dated June 27, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABCURE INC.

By: /s/ Yapp Moi Lee

Yapp Moi Lee
President and Director

Dated: June 27, 2008

CW1538754.1